FINAL TRANSCRIPT

Conference Call Transcript

VTSS.PK - Vitesse Semiconductor Earnings Conference Call to Discuss its Financials for Fiscal Years Ended September 30, 2006 & September 30, 2007

Event Date/Time: Sep. 02. 2008 / 5:00AM PT

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Sep. 02. 2008 / 5:00AM PT, VTSS.PK - Vitesse Semiconductor Earnings Conference Call to Discuss its Financials for Fiscal Years Ended September 30, 2006 & September 30, 2007

CORPORATE PARTICIPANTS

Christopher Gardner

Vitesse Semiconductor - President, CEO

Rich Yonker

Vitesse Semiconductor - CFO

CONFERENCE CALL PARTICIPANTS

Charles Anaco

Private Investor

Salomon Kamalodine

B. Riley & Co - Analyst

Edward Valenski

Sedmark International Incorporated - Analyst

Jim Stone

PSK Advisors - Analyst

Jerry Reeve

Vanguard Capital - Analyst

PRESENTATION

Operator

Good morning, my name is Kerry, and I will be your conference operator today. At this time I'd like to welcome everyone to the Vitesse 2006 and 2007 earnings conference call. Call lines have been placed on mute to prevent any background noise. After the speakers' remarks, there will be a question and answer session. (OPERATOR INSTRUCTIONS). Thank you.

I would now like to turn the call over to Mr. Chris Gardner, CEO. Please go ahead, sir.

Christopher Gardner - Vitesse Semiconductor - President, CEO

Thank you, Kerry. Good morning. I'm pleased to welcome you all to our earnings call. The purpose of this morning's call is to provide you with a review of our recently released financials for fiscal years 2006 and 2007. Today we hope to cover many of the details that we anticipate are important to shareholders and the financial community. Note that many details such as full financial information for the fiscal years ended September 30, 2006 and 2007 are expanded supplementary financial information for each of the four quarters of fiscal 2006 and 2007 and restated stock based compensation expense for all prior periods will be available in our Form 10-K Annual Report for both years, which will be filed by the end of September.

Before we begin today I'd like to review our Safe Harbor Statement. Certain matters discussed in the conference call constitute forward-looking statements that are based on management's current expectation and involve risks and uncertainties that could cause actual results to differ materially from those projected. The risks include, among others risks related to the previously disclosed restatement of Vitesse's financial statements and Vitesse's failure to file its required reports under the Securities Exchange Act of 1934. Furthermore, information provided during this call which is not historical in nature are forward-looking statements pursuant to the Safe Harbor Provisions of the Private Security Litigation Reform Act of 1995. Vitesse undertakes no duty to update any forward-looking statements or to confirm those statements to actual results or change in the company's expectations.

The press release issued on Friday and today's disclosure focuses on the reconstruction of our financials for the last two years. The task as I've mentioned before, was a massive one and its completion is the first step on the path to regaining full reporting compliance. I'd like to thank everyone who has participated in this effort and made this success a reality. As a next step in September, we will complete and file our 2006 and

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Sep. 02. 2008 / 5:00AM PT, VTSS.PK - Vitesse Semiconductor Earnings Conference Call to Discuss its Financials for Fiscal Years Ended September 30, 2006 & September 30, 2007

2007 Form 10-K Annual Report and begin the review of our 2008 numbers. Our goal is to ensure that we're in compliance with all reporting requirements by the end of the calendar year 2008. Based on this timeline, we would anticipate holding our annual shareholder meeting in the first calendar quarter of 2009.

Before I turn it over to Rich to review the numbers, I'd like to make a brief comment on the class action and derivative actions that were settled last month. As we announced in our last call, we've completed our settlement in both the class and the derivative actions against the Company; however, the class action plaintiffs are prosecuting their own independent case against KPMG. They have recently reached a settlement which received preliminary approval on August 11 from the United States District Court in Los Angeles. Accordingly, they have distributed a mailer to the class regarding this settlement. The Company has nothing to do with this case. If anyone has any questions about that settlement, they should contact the appropriate persons named in the notice at the telephone number listed in the mailer. The Company is still pursuing its own action against KPMG. This case is still pending, and we will not comment on it further, or take questions on it during this call.

With that, let me turn it over to Rich who will review our financials for 2006 and 2007.

Rich Yonker - Vitesse Semiconductor - CFO

Thanks, Chris. We were pleased with the press release last Friday to announce Vitesse financials for the fiscal years ending September 30, 2006 and 2007. The process of completing these financial statements began with a December 2006 release of the findings by the investigation of the special committee, and the engagement of BDOC as our public accountants in June 2007. Since then, the process has involved the completion of our investigation into the company's past common stock practices, their reevaluation of certain accounting policies and procedures, and the correction of errors in past accounting. The next steps in the SEC compliance timeline is the filing of the Form 10-K for fiscal year '06 and '07, which is expected by the end of September, the Form 10-Q's for Fiscal 2008 are targeted for filing in November, all will be filed at the same time. And finally, with a timely filing of Form 10-K for Fiscal Year 2008 in December, Vitesse expects to be SEC-compliant with its third year of audited financials.

Before I review the major items in last week's announcement of fiscal year '06 and '07 financials, I'd like to cover the following items, which are included in the preparation of these financials. The most notable change in the accounting policy is the revenue recognition for sales due to the companies distribution network from a sell-in method to a sell-through method. This change is made in order to match the recognition of revenue to when the end customer receives benefit. All financials in the press release are according to GAAP. You should note the accounting treatment for storage products sold in October 2007 is on the income statement line listed as discontinued operations, on the balance sheet as assets held for sale.

The accounting treatment decreased revenues by approximately $16 million and $18 million in fiscal years '06 and '07 respectively. Finally as a result of accounting consequences stemming from errors and information arising from the stock option back dating investigation, the Company has record an additional charge for cumulative compensation expense of approximately $270 million to the accumulated deficit balance as of September 30, 2005. The total cumulative compensation expense related to stock options as of September 30, 2005, is approximately $320 million.

Now to review the major items on the income statement. We are encouraged by the steady growth of 9% in revenue year-over-year from $203 million to $221 million, mainly due to the growth in our ethernet products in both carrier and enterprise markets. Gross margins improved from 44.5% in fiscal year 2006 to 48.7% in fiscal year 2007, primarily due to decreased material cost and increased manufacturing yields. In R & D, the focus on common product platforms and follow-on derivative products decreased the absolute dollars invested from $66.4 million in fiscal year 2006 to $47.2 million in fiscal year 2007, and as a percent of revenue decreasing from 33 to 21%. Also, the closure of the Camarillo fab and decrease in storage product headcount contributed to the reduction.

Selling, General & Administrative expenses decreased from $48.6 million to $42.8 million or 24 to 19% as a percent of revenue, primarily due to lower compensation expenses. With the increase in gross margin percentage from 44.5 to 48.7% and the additional operating leverage from improved effectiveness in R & D and SG&A, we're pleased with the progress the Company has made in decreasing the loss of operations from $50.1 million in fiscal year '06 to $2.2 million in fiscal year '07. The operating losses include charges of $16.6 million and $13.6 million in the fiscal years '06 and '07 respectively. These charges are related to professional fees associated with the completion of its internal accounting investigation, actions to improve internal controls and preparation of its financial statements.

Next, the major points on the balance sheet. Cash increased $0.6 million from 25.3 in fiscal year '06 to 25.9 in fiscal year '07. Accounts Receivable and deferred revenue balances reflected the company's policy of granting 2% selling price reduction of payments received in 10 days.

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Sep. 02. 2008 / 5:00AM PT, VTSS.PK - Vitesse Semiconductor Earnings Conference Call to Discuss its Financials for Fiscal Years Ended September 30, 2006 & September 30, 2007

This policy has since been discontinued to most distributors. Inventories were decreased from $60.6 million in fiscal year '06 to 33.7 in fiscal year '07, primarily by manufacturing product order versus not to forecast. As mentioned above, the assets held for sale of $35.5 million in fiscal year '07 represents the accounting treatment for the sale of the storage products. The primary asset was $31.3 million in goodwill, as can be seen from the corresponding reduction in goodwill. The remaining $4.2 million is inventory related to the sale. Accounts payable decreased from $26.3 million in fiscal year '06 to 14.9 in fiscal year '07 due to vendor payments being made in line with normal industry levels of days outstanding.

In closing, the fiscal year '06 and '07 financials demonstrate the company's ability to execute and continuously improve its overall financial performance, especially encouraging are the improvements on the income statement and the operating loss decrease from $50.1 million to $2.2 million from fiscal year '06 to '07, and balance sheet decrease of accounts payable days outstanding to normal industry levels. Now back to Chris.

Christopher Gardner - Vitesse Semiconductor - President, CEO

Thanks Rich. So with that, today we've closed another major milestone by completing our audit process and disclosing the financial results for '06 and '07. Rich's team is now focused on the effort of completing the 10-K in September and the review of the 10-Q quarters for the first three quarters of fiscal year 2008. We'll continue to press our resources hard to ensure that we can return to full compliance as quickly as possible.

The numbers demonstrate we've made good progress to driving the Company to sustained profitability. We've made substantial gains in almost every financial metric from 2006 to 2007, and we did this in an environment that was certainly far from ideal. Keep in mind that these numbers and its financials are trailing indicators. They measure the impact of tremendous efforts by all of our employees over the prior two years to improve our Operations and the efficiency of the Company. We remain committed to executing the continuous and ongoing improvements that are the basis for our improving financials into the future. We continue to close on the many issues that have distracted us and anticipate focusing more efforts running the Company. We continue to believe we're very well positioned. We have the right technology, products and the markets and the right people to drive our long term growth. So this concludes the formal update. With that we'll turn it over to the Operator for questions.

QUESTION AND ANSWER

Operator

Thank you. (OPERATOR INSTRUCTIONS). Your first question comes from the line of [Charles Anaco], Private Investor.

Charles Anaco Private Investor

Hi, Chris, hi, Rich. Wanted to congratulate you guys on what you accomplished. We've all been waiting a long long time for this day and the days to come hopefully in the near future. Just a side comment I want to tell you guys I really like your new website format so pass that on to the people that redesigned it. My first question, actually I have three, so my first question is related to the earthquake that happened in China and I'd like to know if that has affected the Company over the last six months at all in terms of its Operations. My second question has to do with R & D expense, for 2007 is this going to be more reflective, the $47 million in 2007 versus the 66 in 2006? And my other question has to do with the Colorado facility. I'd like to know the status and what the current plans are, thank you.

Christopher Gardner - Vitesse Semiconductor - President, CEO

Yeah, so, let's see. Earthquake, no real impact. We I think had only one small customer that was related or had a location in that part of China so it didn't really impact us at all. From an R & D perspective, yeah, the reductions we made from 2006 to 2007 are going to continue into 2008, so those levels should approximately continue forward, and the third question, let's see, was on Colorado. So Colorado is, we're still, we have that building on the market. We've continued to see interest on and off, but it's a tough market out there and we're not making any guidance on when we're ready to close, but we are definitely seeing interest in the building. Thanks for the comment on the website. I'll pass that on.

Operator

Your next question comes from the line of Salomon Kamalodine of B. Riley.

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Sep. 02. 2008 / 5:00AM PT, VTSS.PK - Vitesse Semiconductor Earnings Conference Call to Discuss its Financials for Fiscal Years Ended September 30, 2006 & September 30, 2007

Salomon Kamalodine - B. Riley & Co - Analyst

Good morning. Rich, just a quick clarification on P & L for '06 and '07 and the treatment of the divested storage biz. It looks like you're backing out the revenue from the storage business for 2007 but for 2006, the consumption numbers I had in my notes were basically the same that you reported, so just wondering if I'm reading that correctly or if some revenue from the divested products are still being recognized in '06.

Rich Yonker - Vitesse Semiconductor - CFO

Well, none of the divested products are recognized in '06 or '07. Those are backed out and again, $18 million of revenue is backed out in '07 and 16 in '06. Certainly, the products that we didn't sell in the transaction are in the revenue numbers that are in the press release and it's not just the revenue numbers but in fact the entire P & L down to the bottom line, so including OpEx and gross margin impact was backed out of these numbers, always restate history, so we're showing this apples-to-apples.

Salomon Kamalodine - B. Riley & Co - Analyst

Right, okay. So it sounds like the storage business is pretty flat, 16 to 18. What was the gross margin on the divested storage products roughly?

Rich Yonker - Vitesse Semiconductor - CFO

In the 60 to 55% range.

Salomon Kamalodine - B. Riley & Co - Analyst

Okay. And then going to the balance sheet, there's some goodwill in there. Do you anticipate writing any of that off in fiscal 08 financial statements?

Rich Yonker - Vitesse Semiconductor - CFO

Again, we're one business entity, so in spite of the fact that some of this goodwill is associated technology that perhaps we haven't specifically used in the product, the accounting treatment of as it goes into really like the common property pool in terms of being evaluated as the total value of the Company, so until we do the impairment of any goodwill or tangible assets in '08, it really resides with the value of the Company. So at this point, I can't speculate on what that is but clearly in the treatment of '06 to '07, the amount that was allocated to the SPD or to the storage products did reduce goodwill.

Salomon Kamalodine - B. Riley & Co - Analyst

Okay. What was the regular FAS 123 R expense that ran through the P & L in '07 and what should we expect the ongoing quarterly stock option expense to be in 2008?

Rich Yonker - Vitesse Semiconductor - CFO

Again, not giving forward guidance but in the stock based compensation for, and this pre-tax for '06 and '07 is in the 6 to $7 million range.

Salomon Kamalodine - B. Riley & Co - Analyst

Okay. That's helpful. Okay, and then just a full more quick questions. You said that you intended to hold the shareholder meeting in Q1 of '09. Do you anticipate putting a reverse split up for vote at that time?

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Sep. 02. 2008 / 5:00AM PT, VTSS.PK - Vitesse Semiconductor Earnings Conference Call to Discuss its Financials for Fiscal Years Ended September 30, 2006 & September 30, 2007

Christopher Gardner - Vitesse Semiconductor - President, CEO

Yeah, I think it's a little too early to look at that. That's obviously a Board decision, but certainly a possibility given the relisting requirements on NASDAQ.

Salomon Kamalodine - B. Riley & Co - Analyst

Okay and finally have you begun taking measures to [refile] the portable converts at this point?

Rich Yonker - Vitesse Semiconductor - CFO

Yeah, absolutely. With the current status of the business in '08 and what we project it for, we've pulled together I think a compelling story that says that we will be able to address that.

Salomon Kamalodine - B. Riley & Co - Analyst

Okay, great. Thanks.

Operator

Your next question comes from the line of [Edward Valenski with Sedmark International Incorporated.]

Edward Valenski - Sedmark International Incorporated - Analyst

Hi. I know that this is kind of a, looking for a forward-looking statement, but you're spending for accounting remediation, you're spending over $0.005 per share per month. I wonder, are you going to be able to terminate the additional expense with your auditors, et cetera by the end of fiscal '08 and if not, can you give a wild guess as to when you might be able to return that to zero status?

Rich Yonker - Vitesse Semiconductor - CFO

Yeah, as you said I'm not going to speculate on the future but it's absolutely one of the highest priorities. As you can understand with SEC filing, and again, we're still behind the curve in terms of getting our Q's out for '08 that's a priority and would be an extra burden on the existing permanent finance headcount, so the near term goal I'll comment on is clearly get current with the 10-Q's for '08 and that will require some consultancy that we've engaged but as you stated, the goal is to get the regular filing with the SEC into the permanent headcount, and the goal would be to filing the 10-K of '08 with the existing headcount which implies some of that extra burden in terms of outside resources would decline.

Edward Valenski - Sedmark International Incorporated - Analyst

Thank you.

Operator

(OPERATOR INSTRUCTIONS). Your next question comes from the line of Jim Stone of PSK Advisors.

Jim Stone - PSK Advisors - Analyst

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Sep. 02. 2008 / 5:00AM PT, VTSS.PK - Vitesse Semiconductor Earnings Conference Call to Discuss its Financials for Fiscal Years Ended September 30, 2006 & September 30, 2007

Congratulations, folks, for catching us up-to-date on this. It's been a long long wait. What comments can you give us about the gross margins and the trends? At this point these reported results are considerably behind where they were before you stopped reporting. Can you first of all then tell us was a lot of that difference due to accounting issues or is it operational in competitive issues that are causing the differences?

Rich Yonker - Vitesse Semiconductor - CFO

Well I can't really comment on anything prior to 2006, so that's, I'm not going to make that analysis. For 2006, 2007, you see the margin gross margins went up from 44.5 to almost 49%, so a lot of that improvement is due to improvements in cost of goods and improved yields. A lot of the pressure that we saw on margins in 2006 came and into 2007 actually came from the growth in our ethernet products so our ethernet products, particularly the ones that are sold into the low end enterprise go at lower average margins certainly, than our networking products, so as we saw growth in those products, particularly early into their manufacturing cycles, they definitely put some hard pressure on our margins. We worked hard on that, and have gotten the yields more in line with volume manufacturing and continue to work on those efficiencies.

Jim Stone - PSK Advisors - Analyst

Can you tell us what sort of corporate model you're working towards, that is in terms of gross margins, SG&A, R & D, etc? What those look like?

Rich Yonker - Vitesse Semiconductor - CFO

Sure. We listed in the call of the Q3 '07 back in July of a year ago, what our financial model was from a long term standpoint, and we're still targeting that. Gross margins we had at 55 to 60%. R & D at 25 to 28%. These are percents of revenue.

Jim Stone - PSK Advisors - Analyst

Right.

Rich Yonker - Vitesse Semiconductor - CFO

SG&A without depreciation is 11 to 14%, and EBITDA we had as 17 to 22%.

Jim Stone - PSK Advisors - Analyst

Okay. Can you give us some sort of feel for what you expect the pipeline of new products to do in terms of helping the business?

Christopher Gardner - Vitesse Semiconductor - President, CEO

Well, that's a pretty broad statement and we have a substantial number of products in the pipeline. We've announced several last quarter. We talk about those on each of our calls generally. We really focused our development efforts into a couple of different market segments. We've, broadly Carrier and Enterprise Networking, if you look at the major product segments below that we're doing a lot of transport processing functions such as mappers. We're doing a lot of optical and signal integrity, physical layer components, and then we have a very substantial investment into ethernet, both switching and copper products. All those products are used pretty broadly across the network and we actually think 2009 is going to be a pretty good year for us in terms of new product introductions.

Rich Yonker - Vitesse Semiconductor - CFO

You know, one added comment on the percentages I gave you, again the bandwidth of revenue that those were targeted at are like in the 55 to $60 million revenue range per quarter.

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Sep. 02. 2008 / 5:00AM PT, VTSS.PK - Vitesse Semiconductor Earnings Conference Call to Discuss its Financials for Fiscal Years Ended September 30, 2006 & September 30, 2007

Jim Stone - PSK Advisors - Analyst

Okay, great. Thank you very much.

Operator

Your next question is a follow-up from the line of Salomon Kamalodine of B. Riley.

Salomon Kamalodine - B. Riley & Co - Analyst

What was your depreciation expense for 2007 not including the amortization of intangibles, just the depreciation component?

Rich Yonker - Vitesse Semiconductor - CFO

In the $5 million range per quarter.

Salomon Kamalodine - B. Riley & Co - Analyst

$5 million per quarter?

Rich Yonker - Vitesse Semiconductor - CFO

Right.

Salomon Kamalodine - B. Riley & Co - Analyst

So I guess just looking at what you reported for '07, backing out the accounting remediation expense, the amortization, and $20 million in depreciation for the full year, that gets me to $44 million in EBITDA, that just doesn't sound right. It sounds like I'm a little too high. What was your cash EBITDA if you will adding back, excluding the FAS 123 R, the depreciation, amortization and everything that was non-recurring in '07?

Rich Yonker - Vitesse Semiconductor - CFO

Yeah, I'll have to get back to you on that, Sal.

Salomon Kamalodine - B. Riley & Co - Analyst

Okay.

Operator

Your next question comes from the line of Jerry Reeve of Vanguard Capital.

Jerry Reeve - Vanguard Capital - Analyst

Could you just give us some comments on a tax rate and any tax loss carry forwards and any tax impact while reconstruction that you've done?

Rich Yonker - Vitesse Semiconductor - CFO

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Sep. 02. 2008 / 5:00AM PT, VTSS.PK - Vitesse Semiconductor Earnings Conference Call to Discuss its Financials for Fiscal Years Ended September 30, 2006 & September 30, 2007

I'm sorry, Jerry, repeat that again?

Jerry Reeve - Vanguard Capital - Analyst

I just wanted to get some read on any tax loss carryforwards, what the tax rate might be as you go forward.

Rich Yonker - Vitesse Semiconductor - CFO

Yeah, we've got NOLs in the range of 500 to $600 million. We don't really anticipate tax in the near term.

Jerry Reeve - Vanguard Capital - Analyst

Okay, thanks.

Operator

There are no further questions at this time. Mr. Gardner, do you have any closing remarks?

Christopher Gardner - Vitesse Semiconductor - President, CEO

Well we would just like to thank everybody, particularly anyone on the West Coast, getting up early for this call. It was certainly a long time coming for all of us so we're pleased to get 2006 and 2007 behind us. We will be, Rich and I, on the road this week doing the Kaufman Brothers conference which I believe will be webcast so if you'd like to see more detailed information on the Company, our Markets, and strategies going forward, please look into that, so again, we appreciate the patience and the interest in the Company and we'll talk to you in about a month or so, eight weeks, at our next call. Thank you.

Operator

Ladies and gentlemen, this concludes today's conference. Thank you for your participation. You may now disconnect.

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